EXHIBIT 99.1

Jos. A. Bank to Award More Than $100,000 to Prom Reps, High Schools Nationwide

Menswear Clothier Announces Partnership With PromGirl.com

HAMPSTEAD, Md., Jan. 15, 2014 (GLOBE NEWSWIRE) -- Jos. A. Bank Clothiers, Inc. (Nasdaq:JOSB), has pledged more than $100,000 in cash, prizes and free prom gear to students and high schools nationwide through the Jos. A. Bank Prom Rep program.

High school students attending a prom this year can register online to be a Jos. A. Bank Prom Rep (www.josbankformal.com/prom).

Each Jos. A. Bank Prom Rep will receive a unique ID and coupons valid for $20 off a tuxedo rental for distribution to others. Each referral rental will result in credits for the prom rep. The top four referral generators will win cash for themselves and their schools. The prizes are

  Grand Prize - $25,000 for the prom rep and $25,000 for the prom rep's school
  1st Prize - $15,000 for the prom rep and $15,000 for the prom rep's school
  2nd Prize - $10,000 for the prom rep and $10,000 for the prom rep's school
  3rd Prize - $5,000 for the prom rep and $5,000 for their school

Students can track online the number of referrals for which they have received credit.

In another project offering more value to prom goers this year, Jos. A. Bank is partnering with PromGirl, the online retailer of special occasion dresses for young women. Any registered Jos. A. Prom Rep can visit www.promgirl.com and instantly win prizes including credits towards prom dresses.

"The Jos. A. Bank Prom Rep program reinforces our commitment to the youth and schools in our communities," said Jerry DeBoer, senior vice president of marketing at Jos. A. Bank. "Additionally, we understand that the cost of attending a prom can be difficult for many families and we are excited to offer students discounted rentals and to share discounts with their friends."

In addition to registering online, prom reps can visit any Jos. A. Bank store nationwide to browse a collection of more than 40 tuxedo styles, 385 tie styles and 175 vest styles. The prom rep program runs through June 30, 2014. Official contest rules are posted at www.josbankformal.com/prom.

About Jos. A. Bank

Jos. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 628 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the NASDAQ under the symbol "JOSB."

About PromGirl

PromGirl.com was founded with the idea that customers should have easy access to a large selection of top special occasion dress fashions throughout the world. Their mission is to dress women and girls for every occasion in their lives. Starting with teen events like bar/bat mitzvahs, sweet 16s, homecoming, and of course PROM, the single-most important dress purchase in a teen's life. After being there for her biggest challenges and offering a stress-free positive shopping experience for the prom, PromGirl is there with dresses for the rest of a girl's life for graduation, parties, work and formals. For their customer, it's all about the dress, and the positive experience PromGirl contributes.

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity, and financial condition. Such factors include risks associated with domestic and international economic activity and inflation, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton) and other production inputs (such as labor costs), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including, but not limited to, those described under "Risk Factors" and/or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended February 2, 2013 and our Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. Interim period sales are not necessarily indicative of sales expected for the full quarter. Furthermore, sales are just one component of earnings and no projection of earnings should be inferred from any discussion of interim period sales or other information in this release. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT: David Ullman
         EVP/CFO
         410-239-5715